Date: March 1, 2013

To: All AutoInfo, Sunteck and E-Transport Employees and Agents

Re: AutoInfo, Inc. Merger Agreement with Comvest

AutoInfo Inc. (“AutoInfo”) announced today that it has entered into a definitive agreement to be acquired by AutoInfo Holdings, LLC, a wholly-owned subsidiary of Comvest Partners, a private equity firm with over $1.2 billion of assets under management (“Comvest”). We are excited to partner with Comvest and utilize its resources to execute upon our growth plan. We believe this transaction will be positive for the AutoInfo/Sunteck/E-Transport business, our agents, our customers and our people – a great combination.

Comvest will acquire all the outstanding shares of AutoInfo common stock in an all cash transaction for $1.05 per share. Upon closing, AutoInfo will become an independent subsidiary of Comvest and our shares will cease trading on the OTCBB. We expect that the transaction will be completed during the second quarter of calendar 2013, subject to approval of our stockholders and satisfaction of certain closing conditions.

As a public company, our Board of Directors has a fiduciary responsibility to evaluate and consider every opportunity that has the potential to maximize stockholder value – including the sale of all or a portion of our Company. Today’s announcement comes after a thorough and extensive evaluation and process conducted by management and our Board of Directors, which concluded that this agreement is in the best interest of our stockholders.

As we move through the process to consummate the transaction with Comvest, it will be “business as usual”, and I am counting on everyone to remain committed to maintaining the customer service levels we have worked so hard to achieve. As such, our day-to-day life at AutoInfo/Sunteck/E-Transport will not change and our focus should continue to be on delivering the best for our business. Comvest recognizes that we are an exceptionally well run business with a strong corporate culture. The management team believes we will continue to build upon the strong foundation we have created by improving our company and positioning the business for long-term growth and stability.

This transaction is likely to receive some media interest, and it is important that we speak with one voice. Please direct any calls from the media to me. In addition, we must adhere to the Securities and Exchange Commission disclosure regulations and maintain confidentiality throughout the period from now until the completion of the transaction.

We understand that many of you may have questions about what today’s announcement means for you so we encourage you to consult the questions and answers that will be posted on our website. Keep in mind that we may not be able to answer all your questions, but we will do our best with the information we currently have available.

We plan to file a proxy statement and related materials with the Securities and Exchange Commission in the near future. The proxy statement and related materials will contain additional details concerning the transaction that may be of interest to you.

Finally, I want to thank each one of you for your hard work and dedication to our organization. I am very proud of our accomplishments and what we have created would not have been possible without each of your individual contributions.

Thank you for your continued support.

Regards,

Harry Wachtel

Chief Executive Officer

ADDITIONAL INFORMATION

The proxy statement that AutoInfo plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders will contain information about AutoInfo, Comvest, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from AutoInfo by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about AutoInfo, without charge, from the SEC's website (www.sec.gov) or, without charge, from AutoInfo by mail or from the AutoInfo website (www.autoinfo.com). This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of AutoInfo. AutoInfo and its executive officers and directors may be deemed to be participants in the solicitation of proxies from AutoInfo stockholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of AutoInfo may have in the transaction will be set forth in the proxy statement. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with Securities and Exchange Commission in connection with the proposed merger.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and AutoInfo’s expectations, beliefs and intentions. All forward looking statements included in this communication are based on information available to AutoInfo on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,’ “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond AutoInfo’s control.  These factors include (A) failure to obtain stockholder approval or failure to satisfy other conditions required for the consummation of the merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by AutoInfo with the Securities and Exchange Commission from time to time. AutoInfo does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other AutoInfo communications.

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